Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements on Forms S-3, S-3/A and S-8 of Cooper Cameron Corporation of our reports dated February 24, 2006, with respect to the consolidated financial statements and schedule of Cooper Cameron Corporation, Cooper Cameron Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Cooper Cameron Corporation, incorporated by reference or included in this Annual Report on Form 10-K for the year ended December 31, 2005.

Registration
Statement No.	Purpose
No. 333-26923 No. 33-95004 No. 333-53545 No. 333-37850 No. 333-106224	Form S-8 Registration Statements pertaining to the Amended and Restated Cooper Cameron Corporation Long-Term Incentive Plan

No. 33-95002	Form S-8 Registration Statement pertaining to the Cooper Cameron Corporation Retirement Savings Plan

No. 333-57991	Form S-8 Registration Statement pertaining to the Individual Account Retirement Plan for Bargaining Unit Employees at the Cooper Cameron Corporation Buffalo, New York Plant

No. 333-51705	Form S-3 Registration Statement pertaining to the Cooper Cameron Corporation shelf registration of debt securities

No. 333-79787	Form S-8 Registration Statement pertaining to the Cooper Cameron Corporation Second Amended and Restated 1995 Stock Option Plan for Non-Employee Directors

No. 333-46638 No. 333-82082 No. 333-61820 No. 333-104755	Form S-8 Registration Statements pertaining to the Cooper Cameron Corporation Broad Based 2000 Incentive Plan

No. 333-96565	Form S-3 and S-3/A Registration Statements pertaining to the Cooper Cameron Corporation shelf registration of up to $500 million of securities

No. 333-106225	Form S-8 Registration Statement pertaining to the Cooper Cameron Corporation Supplemental Excess Defined Benefit Plan and 2003 Cooper Cameron Corporation Supplemental Excess Defined Contribution Plan

No. 333-116667	Form S-3 and S-3/A Registration Statements pertaining to the Cooper Cameron Corporation 1.50% convertible Senior Debentures due 2024

No. 333-128414	Form S-8 Registration Statement pertaining to the Cooper Cameron Corporation 2005 Equity Incentive Plan
 /s/ Ernst & Young LLP
ERNST & YOUNG LLP
Houston, Texas
March 3, 2006